Exhibit 10.11(b)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“this First Amendment”) is dated as of March 22, 2021 (“Effective Date”), by and between 704 QUINCE ORCHARD OWNER, LLC, a Delaware limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California 91101 (“Landlord”), and CARTESIAN THERAPEUTICS, INC., a Delaware corporation, having an address at Suite 210, 704 Quince Orchard Road, Gaithersburg, Maryland 20878 (“Tenant”).
RECITALS
A.    Landlord and Tenant have entered into that certain Lease Agreement (“Lease”) dated as of May 11, 2018, wherein Landlord leased to Tenant certain premises containing approximately 4,762 rentable square feet (“Existing Premises”) located at Suite 210, 704 Quince Orchard Road, Gaithersburg, Maryland 20878, as more particularly described in the Lease.
B.    Landlord and Tenant desire to amend the Lease to expand the Existing Premises by an additional 3,147 rentable square feet on the second floor (“Expansion Premises”), extend the Base Term for a period of 63 months after the Expansion Premises Commencement Date (as defined below), provide an abatement of Base Rent applicable to the Expansion Premises, increase the Security Deposit, identify certain work to be performed by Landlord in the Expansion Premises, and provide a right of first offer.

AGREEMENT

Now, therefore, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows:
1.    Definitions. Terms used in this First Amendment but not otherwise defined shall have the meanings set forth in the Lease.

2.    Expansion Premises. Effective as of the Expansion Premises Commencement Date, (a) the Existing Premises shall be expanded to include the Expansion Premises, and (b) Exhibit A-1 to this First Amendment, which depicts the Expansion Premises as the hatched area, is hereby added as Exhibit A-1 to the Lease.

3.    Changes to Defined Terms. Effective as of the Expansion Premises Commencement Date, the following amendments are hereby made to the definitions in the Basic Lease Provisions contained on pages 1 and 2 of the Lease.
a.    The defined term “Premises” shall be deleted in its entirety and replaced with the following:

“Premises: That portion of the Project, containing approximately 7,909 rentable square feet, as determined by Landlord, consisting of (i) approximately 4,762 rentable square feet of space shown on Exhibit A attached hereto (“Existing Premises”), and (ii) approximately 3,147 rentable square feet of space shown as the hatched area on Exhibit A-1 attached hereto (“Expansion Premises”). Gaudreau, Inc., Landlord’s architect, has measured the area of the Premises pursuant to the BOMA 2017 for Office Buildings: Standard Methods of Measurement as adopted by the Building Owners and Managers Association International (ANSI/BOMA Z65.1-2017), except that the core factor for the Building will not exceed [***]. Tenant acknowledges receipt of such measurement and confirms that such measurement shall be conclusive as to the area of the Premises and the Rentable Area of the Project.”

b.    The defined term “Rentable Area of the Premises” shall mean approximately 7,909 rentable square feet.
c.    The defined term “Tenant’s Share of Operating Expenses” shall mean [***].

d.    The defined term “Security Deposit” shall mean [***].

4.    Delivery of Expansion Premises. Landlord shall use reasonable efforts to deliver (“Deliver” or “Delivering”) the Expansion Premises to Tenant on or before the date that is [***] months after the Effective Date, with the lease of the Expansion Premises commencing on the earlier to occur of the following (“Expansion Premises Commencement Date”): (a) the date that is [***] months after the Effective Date, provided that Landlord has Delivered the Expansion Premises by such date, and (b) Tenant’s beneficial occupancy of the Expansion Premises. Landlord shall Substantially Complete (as defined below) Landlord’s Expansion Premises Work (as defined below) before the Expansion Premises Commencement Date. If Landlord is delayed in Substantially Completing Landlord’s Expansion Premises Work before the Expansion Premises Commencement Date because of a Force Majeure Delay, the Base Term (as extended by the First Extension Term as provided below) and the Expansion Premises Commencement Date shall each be extended one day for each day until such Force Majeure Delay no longer exists. Landlord and Tenant shall execute and deliver a written acknowledgement of the Expansion Premises Commencement Date when it is established in the form attached hereto as Exhibit B (“Expansion Premises Commencement Date Acknowledgement”). Any extension of the Base Term and the Expansion Premises Commencement Date as provided above shall be reflected in the Expansion Premises Commencement Date Acknowledgement. Tenant’s failure to execute and deliver the Expansion Premises Commencement Date Acknowledgement shall not affect Landlord’s rights under this First Amendment. If Landlord fails to Deliver timely the Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this First Amendment and the Lease with respect to the Expansion Premises shall not be void or voidable.
5.    Defined Terms. For purposes of this First Amendment, (i) “Landlord’s Expansion Premises Work” means the work to be performed in the Expansion Premises by Landlord at its expense as shown or described on Exhibit C attached hereto, (ii) “Substantially Completed” means the substantial completion of Landlord’s Expansion Premises Work in a good and workmanlike manner subject in each case to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Expansion Premises, and (iii) “Minor Variations” means any modifications reasonably required: (A) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit; (B) to comport with good design, engineering, and construction practices that are not material; or (C) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Expansion Premises Work.

6.    Acceptance. Except as set forth in this First Amendment, if applicable: (i) Tenant shall accept the Expansion Premises in their condition as of the Expansion Premises Commencement Date subject to the Substantial Completion of Landlord’s Expansion Premises Work; (ii) Landlord shall have no obligation for any defects in the Expansion Premises, and (iii) Tenant’s taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition at the time possession was taken.
a.    Condition. Neither Landlord nor any of its agents has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises and/or the suitability of the Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Expansion Premises are suitable for the Permitted Use. Tenant shall use the Expansion Premises only for the Permitted Use under the Lease in compliance with the provisions of Section 6 of the Lease.

b.    Permits. Landlord shall have no obligation to obtain any permits, approvals, or entitlements related to Tenant’s specific use of the Expansion Premises or Tenant’s business operations therein.

7.    Base Rent for Expansion Premises. (a) Tenant shall continue to pay Base Rent for the Existing Premises at the rates set forth in the Lease, (b) commencing on the Expansion Premises Commencement Date (but subject to the Expansion Premises Rental Abatement [as defined below]), Base Rent for the Expansion Premises shall be payable at the rate of [***] per month. Notwithstanding any contrary provision contained in the Lease (as amended by this First Amendment), the Base Rent for the Expansion Premises shall be increased on each anniversary of the Expansion Premises Commencement Date by multiplying the Base Rent payable for the Expansion Premises immediately before such date by the Rent Adjustment Percentage (i.e., [***]) and adding the resulting amount to the Base Rent payable for the Expansion Premises immediately before such date. Base Rent for the Expansion Premises, as so adjusted, shall thereafter be due as provided in the Lease. On Tenant’s execution of this Lease, it shall deliver to Landlord an amount equal to the first monthly installment of Base Rent for the Expansion Premises, i.e., [***]. For purposes of this First Amendment, the “Expansion Premises Rent Commencement Date” means the day after the last day of the period of [***] months after the Expansion Premises Commencement Date.
a.    Expansion Premises Rental Abatement. Provided Tenant is not then in Default under this First Amendment or the Lease, Landlord hereby grants Tenant an abatement (“Expansion Premises Rental Abatement”) of the Base Rent for the Expansion Premises for the period between the Expansion Premises Commencement Date and the day before the Expansion Premises Rent Commencement Date, i.e., [***] full calendar months. Thereafter, Tenant shall pay the full amount of Base Rent due in accordance with the provisions of this First Amendment and the Lease. The Expansion Premises Rental Abatement is conditioned on Tenant’s full and faithful performance of all of the terms, covenants, and conditions of the Lease to be performed and observed by Tenant during the Term. On the occurrence of a Default by Tenant and in addition to any other rights and remedies available to Landlord under the Lease, the Expansion Premises Rental Abatement shall automatically cease as of the date of such Default, with that portion of the Expansion Premises Rental Abatement applicable to the remaining portion of the Expansion Premises Rental Abatement period being due and payable by Tenant to Landlord as Base Rent, and recoverable by Landlord under the Lease, on the termination of the Lease. The acceptance by Landlord of Rent or the cure of the Default that initiated the operation of this paragraph shall not be deemed a waiver by Landlord of the provisions of this paragraph unless specifically so stated in writing by Landlord at the time of such acceptance. Notwithstanding anything to the contrary in this First Amendment or the Lease, the adjustment in the Base Rent for the Expansion Premises shall be based on the full and unabated amount of Base Rent payable for the Expansion Premises during the [***] after the Expansion Premises Commencement Date.

b.    Tenant’s Share of Operating Expenses. In addition to Tenant paying Tenant’s

Share of Operating Expenses for the Existing Premises, effective as of the Expansion Premises Commencement Date, Tenant shall begin to pay Tenant’s Share of Operating Expenses for the Expansion Premises. As a result, effective as of the Expansion Premises Commencement Date, Tenant shall pay Tenant’s Share of Operating Expenses for the entire Premises, i.e., [***].
8.    Increase in Amount of Security Deposit; Amendment to Section 5. Tenant has previously delivered to Landlord a Security Deposit in the amount of [***]. By no later than the Effective Date Tenant shall deliver to Landlord a Letter of Credit (as defined below) in the amount of [***] (“Increased Security Deposit”). On receipt of the Letter of Credit, Landlord shall promptly return the cash deposit to Tenant in the amount of [***]. As of the Effective Date, the last paragraph of Section 5 of the Lease is hereby deleted in its entirety and replaced with the following new paragraph:

Tenant shall deposit with Landlord, upon the Effective Date (as defined in that certain First Amendment to Lease Agreement between Landlord and Tenant), a security deposit (“Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (“Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least [***] days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth in the Basic Lease Provisions. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings involving Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within [***] days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within [***] days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 5, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.
9.    First Extension Term. The Base Term of the Lease shall be for a period of 63 months beginning as of the Expansion Premises Commencement Date (“First Extension Term”). During the First Extension Term, the Base Rent for the Premises shall be adjusted on the Adjustment Date in the manner set forth in Section 4 of the Lease and Section 7 of this First Amendment.

10.    Amendment to Section 10 (Parking). Effective as of the Expansion Premises Commencement Date, the parking ratio (i.e., [***] parking spaces per [***] square feet of Rentable Area of the Premises) set forth in Section 10 of the Lease shall apply to the Expansion Premises as well.

11.    Amendment to Section 39 (Right of Extend Term); New Right to Negotiate. In light of the First Extension Term, Section 39 of the Lease is hereby amended by deleting that provision in its entirety and replacing it with the following new Section 39 relating to a right to negotiate in favor of Tenant:
39.    Right to Negotiate

(a)    Expansion in the Building. If at any time any Available Space (as defined below) in the Project becomes available for lease, Landlord shall give notice of such availability to Tenant. Tenant shall have a period of [***] business days within which to notify Landlord whether to accept or reject the opportunity to expand the Premises. If Tenant elects to accept such expansion opportunity, Tenant shall notify Landlord in writing before the end of such [***] business day period. Tenant’s failure to respond by the end of such [***] business day period shall conclusively mean that Tenant has rejected such expansion opportunity. If Tenant has timely accepted such expansion opportunity, Landlord shall thereafter, for a period of up to [***] days, negotiate in good faith with Tenant for Tenant’s lease of such space on such terms as shall be acceptable to Landlord and Tenant (“Negotiation Right”). For purposes of this Section 39(a), “Available Space” shall mean any space located on the first or second floor in the Project that is not occupied by a tenant or that is occupied by an existing tenant whose lease is expiring within [***] months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space. Provided that no right to expand is exercised by any tenant with superior rights, Tenant shall be entitled to lease the Available Space upon the terms and conditions, if any, agreed to by Landlord and Tenant. Exhibit G attached hereto identifies those tenants with superior expansion rights.

(b)    Amended Lease. If after the expiration of such [***] day period, no lease amendment or lease agreement for the Available Space has been executed and delivered, the Negotiation Right shall be waived and of no further force or effect with respect to the Available Space at any time during the balance of the Term.

(c)    Exceptions. Notwithstanding the above, the Negotiation Right shall not be in effect and may not be exercised by Tenant: (i) during any period of time that Tenant is in Default under any provision of this Lease; or (ii) if Tenant has been in Default under any provision of this Lease [***] or more times, regardless of whether the Defaults are cured, during the [***] month period prior to the date on which Tenant seeks to exercise the Negotiation Right.

(d)    Termination. The Negotiation Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Negotiation Right, if, after such exercise, but prior to the commencement date of the lease of such Available Space, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted [***] or more times during the period from the date of the exercise of the Negotiation Right to the date of the commencement of the lease of the Available Space, regardless of whether such Defaults are cured.
(e)    Right Personal. The Negotiation Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease.

(f)    No Extensions. The period of time within which the Negotiation Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Negotiation Right.
12.    Expansion Premises Signage. Notwithstanding the provisions of Section 38 of the Lease, on or before the Expansion Premises Commencement Date, Landlord shall, at its expense, provide Tenant with building standard suite entry signage and one listing in the Building’s lobby directory.

13.    Miscellaneous.

a.    This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.    This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective members, agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.    This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000, such as DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.    Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this First Amendment and that no Broker brought about this First Amendment, other than [***]. [***], acting pursuant to a dual agency relationship with Landlord and Tenant, shall be paid by Landlord pursuant to a separate agreement between Landlord and [***]. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than [***], claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

e.    Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Regardless of whether specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment under seal as of the day and year first above written.

LANDLORD:
704 QUINCE ORCHARD OWNER, LLC,
a Delaware limited liability company

BY:    QUINCE ORCHARD I, LLC,
a Delaware limited liability company, Sole Member
By:    SCHEER 704Q MANAGER, LLC,
a Maryland limited liability company, Manager

By: /s/ Robert Scheer    (SEAL)
Robert Scheer Manager

TENANT:

CARTESIAN THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ Murat Kalayoglu    , MD, Ph.D.             (SEAL)
Name    Murat Kalayoglu, MD, Ph.D.
Title    President

EXHIBIT A-1 TO FIRST AMENDMENT TO LEASE AGREEMENT EXPANSION PREMISES

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EXHIBIT B TO FIRST AMENDMENT TO LEASE
Expansion Premises Commencement Date Acknowledgement

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EXHIBIT C TO FIRST AMENDMENT TO LEASE AGREEMENT LANDLORD’S EXPANSION PREMISES WORK

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EXHIBIT C TO FIRST AMENDMENT TO LEASE AGREEMENT LANDLORD’S EXPANSION PREMISES WORK—continued

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EXHIBIT C TO FIRST AMENDMENT TO LEASE AGREEMENT LANDLORD’S EXPANSION PREMISES WORK—continued

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EXHIBIT G TO LEASE
OTHER TENANTS WITH SUPERIOR EXPANSION RIGHTS

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